Exhibit 99.3

SYNPLICITY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the six months ended June 30, 2007 are based on the historical financial statements of Synplicity, Inc. ("Synplicity") and HARDI. Synplicity acquired all of the outstanding common stock of HARDI on June 8, 2007 (the "Acquisition").

The unaudited pro forma condensed combined statements of income are presented as if the acquisition had taken place on the fist day of the respective periods (January 1, 2006 and January 1, 2007). Since the consolidated balance sheet as of June 30, 2007 included in Synplicity's Form 10-Q for the quarter then ended reflects the acquisition, no pro forma balance sheet is presented. Further additional information regarding the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Synplicity and HARDI have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 combine Synplicity's historical consolidated statement of income for the year ended December 31, 2006 with HARDI's historical consolidated statement of income for the year ended August 31, 2006 less the period from September 1, 2005 through December 31, 2005, plus the period from September 1, 2006 through December 31, 2006. The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2006 combines Synplicity's historical consolidated statement of income for the six months ended June 30, 2006 with HARDI's historical consolidated statement of income for the period from January 1, 2007 through June 8, 2007 (the date of acquisition).

The acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net of the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The accompanying pro forma condensed combined financial statements reflect the effects, principally additional depreciation and amortization, of recording these assets and liabilities at fair values.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated results of operations in future periods or the results that actually would have been realized had Synplicity and HARDI been a combined company during the respective periods presented. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Synplicity's historical consolidated financial statements included in its Form 10-Q for the six months ended June 30, 2007, filed on August 9, 2007, Synplicity's historical consolidated financial statements included in its Form 10-K for the year ended December 31, 2006, filed on March 16, 2007, and HARDI's historical consolidated financial statements included elsewhere in this Form 8-K/A.

SYNPLICITY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(in thousands, except per share data)

	Historical		Pro Forma
	Synplicity	HARDI (Note 1)	Adjustments		Combined
Revenue:
Net revenue	$62,543	$8,652			$71,195
Cost of revenue:
Cost of revenue	3,167	3,228	$2,100	(a)	8,495

Gross profit	59,376	5,424	(2,100)		62,700
Operating expenses:
Research and development	23,397	1,073			24,470
Sales and marketing	25,529	1,376			26,905
General and administrative	8,073	294			8,367
Amortization of intangibles from acquisition	—	—	1,194	(a)	1,194
Restructuring charge	854	—			854

Total operating expenses	57,853	2,743	1,194		61,790

Income from operations	1,523	2,681	(3,294)		910
Other income, net	2,856	(11)			2,845

Income before income taxes	4,379	2,670	(3,294)		3,755
Income tax provision	1,204	776	(922	)(b)	1,058

Net income	$3,175	$1,894	$(2,372)		$2,697

Net income per share:
Basic net income per share	$0.12	$1.42			$0.10

Shares used in basic net income per share	26,902	1,333			26,902

Diluted net income per share	$0.11	$1.42			$0.10

Shares used in diluted net income per share	27,793	1,333			27,793

See accompanying notes to unaudited pro forma condensed combined financial statements

SYNPLICITY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2007

(in thousands, except per share data)

	Historical		Pro Forma
	Synplicity	HARDI	Adjustments		Combined
Revenue:
Net revenue	$30,546	$5,240			$35,786
Cost of revenue:
Cost of revenue	928	2,212	$915	(a)	4,055

Gross profit	29,618	3,028	(915)		31,731
Operating expenses:
Research and development	11,701	861			12,562
Sales and marketing	13,168	777			13,945
General and administrative	4,234	224			4,458
Amortization of intangibles from acquisition	48	—	549	(a)	597

Total operating expenses	29,151	1,862	549		31,562

Income (loss) from operations	467	1,166	(1,464)		169
Other income, net	1,651	(1)			1,650

Income before income taxes	2,118	1,165	(1,464)		1,819
Income tax provision	678	326	(410	)(b)	594

Net income	$1,440	$839	$(1,054)		$1,225

Net income per share:
Basic and diluted net income per share	$0.05	$0.63			$0.05

Shares used in basic net income per share	26,752	1,333			26,752

Shares used in diluted net income per share	27,789	1,333			27,789

See accompanying notes to unaudited pro forma condensed combined financial statements

SYNPLICITY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Note 1: Historical Adjustments

HARDI's historical statements of income represent the results of income of HARDI for the year ended December 31, 2006 and for the period from January 1, 2007 to the date of acquisition (June 8, 2007). The fiscal year of HARDI ends on August 31. The historical results for the year ended August 31, 2006 were adjusted as follows:

		Subtract	Add
	Year Ended August 31, 2006	Four Months Ended December 31,		Year Ended December 31, 2006

		2005	2006
Revenue:
Net revenue	$5,800	$1,388	$4,240	$8,652
Cost of revenue:
Cost of revenue	2,427	476	1,277	3,228

Gross profit	3,373	912	2,963	5,424
Operating expenses:
Research and development	856	176	393	1,073
Sales and marketing	1,242	362	496	1,376
General and administrative	267	66	93	294

Total operating expenses	2,365	604	982	2,743

Income from operations	1,008	308	1,981	2,681
Other income, net	(16)	—	5	(11)

Income before income taxes	992	308	1,986	2,670
Income tax provision	306	86	556	776

Net income	$686	$222	$1,430	$1,894

Note 2: Purchase Price

These unaudited pro forma condensed combined financial statements reflect an allocation of the purchase price as if the transaction had been completed as of the January 1, 2006 with respect to the statements of income presented for the year ended December 31, 2006 and as of January 1, 2007 for the six months ended June 30, 2007. The purchase price was calculated as follows:

Amount
(in thousands)
Cash	$18,799
Acquisition related costs	453

Total purchase price	$19,252

The purchase price includes $3.6 million placed in escrow for 18 months as security against losses, if any, as a result of breaches of representations and warranties and other specified events. This cash, as well as any interest or other income generated from it, is owned by HARDI's shareholders.

The purchase price at the date of acquisition does not include consideration contingent upon achievement of certain revenue goals over the 23 months period subsequent to the acquisition. The maximum amount of such contingent consideration is $5.4 million. Pursuant to the Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), we will record any additional consideration as an additional cost of the acquired entity when the contingency is resolved and consideration becomes payable.

Allocation of Purchase Price:

The allocation of the purchase price is based on the estimated fair values of HARDI's assets acquired and liabilities assumed in the acquisition. Purchase price allocations to net identifiable tangible and intangible assets acquired, and to goodwill are as follows:

Fair Value
(in thousands)
Net tangible assets	$3,917
Identifiable intangible assets	11,670
Deferred tax liabilities	(3,617)
Goodwill	7,282

Total purchase price	$19,252

Financing:

The acquisition was consummated utilizing Synplicity’s available cash. No debt was incurred as a result.

Note 3: Pro Forma Adjustments

(a)	Amortization of intangible assets were recorded as if the transaction had been completed as of the January 1, 2006 with respect to the statements of income presented for the year ended December 31, 2006 and as of January 1, 2007 for the six months ended June 30, 2007.

(b)	Tax provision was calculated using a tax rate of 28%, which reflects the corporate Swedish tax rate.